Exhibit 1.1

REMARKETING AGREEMENT

3.90% STACKS

(Initial Liquidation Amount $1,000 per STACKS)

of M&I Capital Trust B

____________

August 10, 2007

J.P. Morgan Securities Inc.

270 Park Avenue
New York, New York 10017

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

New York, New York  10080

Ladies and Gentlemen:

J.P. Morgan Securities Inc. and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Remarketing Agents”) are undertaking to remarket the 3.90% STACKS (the “STACKS”) issued by M&I Capital Trust B, a statutory trust formed under Delaware law (the “Trust”) pursuant to an amended and restated trust agreement, dated as of July 29, 2004 (the “Trust Agreement”), among Marshall & Ilsley Corporation, a Wisconsin corporation (the “Company” and, together with the Trust, the “M&I Parties”), as depositor, BNY Midwest Trust Company, as property trustee (the “Property Trustee”), The Bank of New York (Delaware), as Delaware trustee (the “Delaware Trustee”), the administrative trustees named therein and the several holders of the STACKS.  The Company has guaranteed (the “Guarantee”) payments with respect to the STACKS as provided in the guarantee agreement, dated July 29, 2004 (the “Guarantee Agreement”) between the Company and BNY Midwest Trust Company, as Guarantee Trustee.

Each STACKS represents an undivided beneficial ownership interest in the assets of the Trust. The Trust’s assets consist solely of the 3.90% Junior Subordinated Debentures Series 1 (as the terms thereof are reset pursuant to the Indenture (as defined below) following the Remarketing (as defined below), the “Debentures”), issued by the Company pursuant to an indenture, dated as of June 1, 2004 (the “Base Indenture”), between the Company and BNY Midwest Trust Company, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture, dated as of July 29, 2004 (the “Supplemental Indenture” and, together with the Base Indenture and all other amendments and supplements thereto in effect on the date hereof, the “Indenture”), between the Company and the Trustee.

The Company has issued 6.50% Common SPACES (the “SPACES”) which are a unit comprising: (a) a stock purchase contract under which the holder has agreed to purchase from the Company, and the Company has agreed to sell to the holder, on a specified date, for $25 in cash, a specified number of shares of common stock, par value $1.00 per share (the “Common Stock”) of the Company and the Company has agreed to pay to the holders a quarterly contract payments at the rate of 2.60% per year on the stated amount of $25, subject to the Company’s right to defer those payments and (b) a 1/40, or 2.5%, undivided beneficial ownership interest in the STACKS, all pursuant to the stock purchase contract agreement, dated as of July 29, 2004 (the “Purchase Contract Agreement”), between the Company and BNY Midwest Trust Company, as stock purchase contract agent (the “Purchase Contract Agent”).

The STACKS constituting a part of the SPACES have been pledged by the Purchase Contract Agent, on behalf of the holders of the SPACES, to The Bank of New York ( formerly JPMorgan Chase Bank), as collateral agent (the “Collateral Agent”), custodial agent (the “Custodial Agent”) and securities intermediary (the “Securities Intermediary”) pursuant to the pledge agreement, dated as of July 29, 2004 (the “Pledge Agreement”) among the Company, the Purchase Contract Agent, the Collateral Agent, the Custodial Agent and the Securities Intermediary to secure the holders’ obligation to purchase the Common Stock issuable under the Purchase Contract Agreement.

Capitalized terms used and not defined in this Agreement shall have the meanings set forth in the Purchase Contract Agreement, the Pledge Agreement and the Trust Agreement, as the case may be.

The Remarketing (as defined below) of the STACKS is provided for in the Trust Agreement and the Purchase Contract Agreement. As used in this Agreement, the term “Remarketed STACKS” means the STACKS subject to the Remarketing as identified to the Remarketing Agents by the Custodial Agent, at or prior to 11:00 a.m. on the Business Day prior to the Remarketing Date; the term “Remarketing Procedures” means the procedures in connection with the Remarketing of the STACKS described in the Trust Agreement, the Indenture, the Purchase Contract Agreement and the Pledge Agreement, as the case may be;  and the term “Remarketing” means the remarketing of the Remarketed STACKS pursuant to the Remarketing Procedures.

1.

Appointment and Obligation of Remarketing Agents and Reset Agent.

(a)

The M&I Parties hereby appoint J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as their sole and exclusive Remarketing Agents. J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby, severally and not jointly, accept such appointment as Remarketing Agents for the purpose of (i) Remarketing the Remarketed STACKS on behalf of the holders thereof and (ii) performing such other duties as are assigned to the Remarketing Agents in the Remarketing Procedures and herein, all in accordance with and pursuant to the Remarketing Procedures and this Agreement. The M&I Parties hereby appoint J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated as their sole and exclusive Reset Agents.  J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby, severally and not jointly, accept appointment as Reset Agents for the purpose of (i) establishing the Reset Rate (as defined in the Trust Agreement) and (ii) performing such other duties as are assigned to the Reset Agents in the Remarketing Procedures and this Agreement.  In the event of any conflict between Remarketing Procedures and the remarketing procedures in this Section 1, the Remarketing Procedures shall control.

(b)

By not later than the 30th day prior to the Remarketing Date, the Company will specify the following information or decisions in a notice to the Remarketing Agents, the Property Trustee, the Debenture Trustee and the Purchase Contract Agent (paragraphs (i) through (v) applying only in the case of a Successful Remarketing (as defined below):

(i)

whether from and after the Remarketing Settlement Date the Debentures will pay interest (and, accordingly, the STACKS will pay Distributions) in cash; provided that unless the Company affirmatively elects to cause the Debentures to pay interest (and the STACKS to pay Distributions) in cash from and after the Remarketing Settlement Date, interest will not be paid or Distributions made in cash but, instead, will accrete in accordance with the Trust Agreement and the Indenture, as applicable;

(ii)

whether the Debenture Stated Maturity Date (and, accordingly, the Scheduled Redemption Date) will remain at August 15, 2038 or will be changed to an earlier date (specifying such date if applicable); provided, however, that the Debenture Stated Maturity Date may not be changed to a date earlier than the second anniversary of the Stock Purchase Date or, if the Remarketing Settlement Date occurs during an Extension Period, the fifth anniversary of the first day of such Extension Period;

(iii)

whether the Debentures (and, accordingly, the STACKS) will be redeemable at the Company’s option on a day prior to the Debenture Stated Maturity Date and, if so, the date on and after which the Debentures may be so redeemed and the redemption price or prices; provided, however, that an early redemption date for the Debentures and related early Redemption Date hereunder may not be a date earlier than the second anniversary of the Stock Purchase Date or, if the Remarketing Settlement Date occurs during an Extension Period, the fifth anniversary of the first day of such Extension Period;

(iv)

whether the Company elects, in connection with the Remarketing, to add any additional financial covenants to the Indenture, including the form of supplemental indenture proposed to be entered into in order to give effect to such additional financial covenants if the Company is choosing to add any financial covenants; and

(v)

whether in connection with such Remarketing the Company is exercising its right to cause the subordination provisions in the Indenture applicable to the Debentures and in the Guarantee Agreement to no longer be of force and effect from and after the then current Remarketing Settlement Date.

(c)

(i) The Remarketing Agents agree to use their respective commercially reasonable efforts to remarket the Remarketed STACKS tendered or deemed tendered to the Remarketing Agents in the Remarketing, (ii) the Reset Agents agree to establish the Reset Rate and to notify the Company, the Property Trustee, the Debenture Trustee and the Purchase Contract Agent promptly of the Reset Rate and (iii) the Remarketing Agents and the Reset Agents agree to carry out such other duties as are assigned to the Remarketing Agents and Reset Agents, respectively, in the Remarketing Procedures, all in accordance with the provisions of the Remarketing Procedures and this Agreement.

(d)

On the Remarketing Date, the Remarketing Agents shall use their respective commercially reasonable efforts to remarket the STACKS, at a price (the “Remarketing Price”) equal to the sum of (i)  the Remarketing Agents’ fee plus (ii) at least 100% of the aggregate Accreted Liquidation Amount, plus accrued and unpaid distributions, if any, to the Remarketing Settlement Date (including the Additional Interest, if any, that remains accrued and unpaid on the Remarketing Settlement Date because the Depositor has exercised its right to defer interest on the Debentures in accordance with Section 313 of the Base Indenture), of the Remarketed STACKS tendered or deemed tendered for purchase.

(e)

If, as a result of the efforts described in Section 1(d), the Remarketing Agents determine prior to 4:00 P.M., New York City time, on the Remarketing Date that they will be able to remarket all Remarketed STACKS tendered or deemed tendered for purchase at a price of at least the Remarketing Price (a “Successful Remarketing”), the Reset Agents, in their sole discretion, shall determine the Reset Rate that will enable the Remarketing Agents to remarket all Remarketed STACKS tendered or deemed tendered for Remarketing and by approximately 4:30 P.M., New York City time, on the Remarketing Date, the Remarketing Agents shall notify the Company, the Property Trustee, the Debenture Trustee and the Purchase Contract Agent that the Remarketing was Successful and the Reset Rate determined as part of such Remarketing.

(f)

If by 4:00 P.M., New York City time, on the Remarketing Date, the Remarketing Agents are unable to remarket all Remarketed STACKS tendered or deemed tendered for purchase for purchase at a price of at least the Remarketing Price, a failed Remarketing (“Failed Remarketing”) shall be deemed to have occurred, and the Remarketing Agents shall, on such date, so promptly notify by telephone (and promptly confirm such notification in writing, which may be transmitted by e-mail) the Company, the Property Trustee, the Debenture Trustee and the Purchase Contract Agent.

(g)

If there is a successful Remarketing, in accordance with the normal procedures of The Depositary Trust Company (the “Depositary”), on the Remarketing Settlement Date, the transactions described above with respect to each STACKS tendered for purchase and sold in the Remarketing shall be executed through the Depositary, and the accounts of the respective Depositary participants shall be debited and credited and Debentures (issuable upon dissolution of the Trust as  provided in subsection (h) below) delivered by book entry as necessary to effect purchases and sales of such STACKS (or the underlying Debentures).

(h)

Immediately following consummation of a successful remarketing, the Trust will be dissolved and the Debentures distributed to holders in exchange for the STACKS.

(i)

If there is a successful Remarketing, on the Remarketing Settlement Date, the Remarketing Agents shall retain as a remarketing fee an amount equal to 20 basis points (0.20%) of the aggregate liquidation amount of the Remarketed STACKS (which, for the avoidance of doubt, shall include the liquidation amount of any STACKS purchased by the Company but shall exclude the liquidation amount of STACKS with respect to which the holders have “cash settled” in accordance with the Purchase Contract Agreement) and shall remit the remaining proceeds to the Property Trustee for application in accordance with the Trust Agreement.

(j)

If at any time during the term of this Agreement, any Event of Default (as defined in the Trust Agreement) or event that with the passage of time or the giving of notice or both would become such an Event of Default has occurred and is continuing under the Trust Agreement, the obligations and duties of the Remarketing Agents and the Reset Agents under this Agreement shall be suspended until such default or event has been cured.  The Company will promptly instruct the Property Trustee, the Purchase Contract Agent and the Collateral Agent to give the Remarketing Agents and the Reset Agents notice of all such defaults and events.

It is understood and agreed that none of the Remarketing Agents or Reset Agents shall have any obligation whatsoever to purchase any STACKS, whether in the Remarketing or otherwise, and shall in no way be obligated to provide funds to make payment upon tender of STACKS for remarketing or to otherwise expend or risk their own funds or incur or be exposed to financial liability in the performance of their respective duties under this Agreement, and, without limitation of the foregoing, the Remarketing Agents shall not be deemed an underwriter of the Remarketed STACKS.

2.

Representations, Warranties  and Agreements.  The M&I Parties represent, warrant and agree (i) on and as of the date hereof, (ii) on and as of the date any Prospectus is first distributed in connection with the Remarketing and (iii) on and as of the Remarketing Settlement Date, that:

(a)

A registration statement on Form S-3 (File Nos. 333-116138) (the “Initial Registration Statement”) which covers the Remarketed STACKS has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement including any post-effective amendment thereto, each in the form heretofore delivered or made available to you and, excluding exhibits to the Initial Registration Statement, but including all documents incorporated by reference in the prospectus included in the registration statement, has been declared effective by the Commission in such form; no other document with respect to the Initial Registration Statement (other than documents incorporated by reference therein) has heretofore been filed, or transmitted for filing, with the Commission (other than prospectuses filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the Securities Act of 1933, as amended (the “Securities Act”), each in the form heretofore delivered to you); and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the Commission (the base prospectus filed as part of the Initial Registration Statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement relating to the Remarketed STACKS, is hereinafter called the “Basic Prospectus”; each preliminary prospectus (including the preliminary prospectus supplement) relating to the Remarketed STACKS filed with the Commission pursuant to Rule 424(b) under the Securities Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement including all exhibits thereto and including any prospectus supplement relating to the STACKS that is filed with the Commission and deemed by virtue of Rule 430B under the Securities Act to be part of the Initial Registration Statement, each as amended at the time such part of the Initial Registration Statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Time of Sale (as defined in Section 1(c) hereof), is hereinafter called the “Preliminary Pricing Prospectus”; the form of the final prospectus relating to the Remarketed STACKS filed with Commission pursuant to Rule 424(b) under the Securities Act in accordance with Section 3(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Preliminary Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the STACKS filed with the Commission pursuant to Rule 424(b) under the Securities Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Remarketed STACKS is hereinafter called an Issuer Free Writing Prospectus”);

(b)

No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus and Issuer Free Writing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), as applicable, and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agents expressly for use therein;

(c)

Other than the Preliminary Prospectus, the Preliminary Pricing Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Remarketing Agents in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Remarketed STACKS other than (1) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Schedule I hereto and other written communications, if any, approved in writing by the Remarketing Agents in advance of use. At or prior to •:00 [a.m./p.m.] on the date hereof (the “Time of Sale”), the Company prepared the following information (collectively, the “Time of Sale Information”): the Preliminary Prospectus, the Preliminary Pricing Prospectus and each “free writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Schedule I. The Time of Sale Information, as of the Time of Sale, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule I hereto does not conflict with the information contained in the Registration Statement, the Preliminary Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Time of Sale Information as of the Time of Sale and as of the time of delivery of the Remarketed STACKS to the purchasers thereof on the Remarketing Settlement Date, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in any Time of Sale Information in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agents expressly for use therein;

(d)

The documents incorporated by reference in the Registration Statement, the Preliminary Prospectus, the Time of Sale Information and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(e)

The consolidated financial statements and other financial information of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated therein and the consolidated results of their operations for the periods specified therein; and except as stated therein, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis;

(f)

The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Securities Act and the Trust Indenture Act, and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agents expressly for use therein;

(g)

Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Registration Statement, the Time of Sale Information and the Prospectus or except as would not be reasonably likely to have a material adverse effect on the general affairs, management, financial position, shareholders’ equity or results of operations on the Company or its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(h)

Since June 30, 2007, there has not been any changes in the capital stock or increases in long-term borrowings of the Company or any of its subsidiaries (other than (i) with respect to capital stock, shares issued since June 30, 2007 under the Company’s existing stock option and restricted stock plan, existing employee stock purchase plan, dividend reinvestment plan and retirement plan and (ii) with respect to long term borrowings, (v) deposits, (w) borrowings assumed in connection with the Company’s acquisition of Excel Bank Corporation, (x)  Federal Home Loan Bank borrowings made since June 30, 2007 made in the ordinary course of business, (y) the issuances of long-term debt under the Company’s existing medium term notes or bank notes programs; and

(z) other immaterial borrowings in the ordinary course of business of the type classified as “other long term borrowings” on the Company’s balance sheet, which borrowings or issuances under clauses (x), (y) and (z) in the aggregate do not exceed $200,000,000) or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, in each case, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus;

(i)

The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Prospectus or such as would not be reasonably likely to have a Material Adverse Effect and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not be reasonably likely to have a Material Adverse Effect;

(j)

The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Wisconsin, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus, and, except as would not be reasonably likely to have a Material Adverse Effect, has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification; each subsidiary of the Company that is a “significant subsidiary” within the meaning of Rule 1-01(w) of Regulation S-X under the Securities Act (a “Significant Subsidiary”) has been duly organized and is validly existing in good standing under the laws of its jurisdiction of organization;

(k)

The Trust has been duly created as a statutory trust and is validly existing in good standing under the laws of Delaware; the Trust is classified as a grantor trust and will not be classified as an association taxable as a corporation for United States federal income tax purposes; and the Trust has the power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged;

(l)

 All of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable (except to the extent provided in Section 180.0622 (2)(b) of the Wisconsin Business Corporation Act and judicial interpretation thereof (the “Wisconsin Law Exception”)); and all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable (except for the Wiscinsin Law Exception and except, with respect to M&I Marshall & Ilsley Bank (“M&I Bank”), to the extent provided in Section 220.07 of the Wisconsin Statutes) and, are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for those arising in connection with the separation transaction described in the Prospectus and related transactions;

(m)

This Agreement has been duly authorized, executed and delivered by the M&I Parties;

(n)

The Remarketed STACKS have been duly authorized, executed and delivered by the Trust and have been validly issued and (subject to the terms of the Trust Agreement) fully paid and non-assessable undivided beneficial interests in the assets of the Trust, are entitled to the benefits of the Trust Agreement and conform in all material respects to the description thereof contained in the Registration Statement, Time of Sale Information and the Prospectus; and (subject to the terms of the Trust Agreement) holders of STACKS will be entitled to the same limitation of personal liability under Delaware law as extended to stockholders of private corporations for profit;

(o)

The Trust Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Trust Agreement by the Property Trustee and the Delaware Trustee, is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) (the “Bankruptcy Exceptions”), and conforms in all material respects to the description thereof in the Time of Sale Information and the Prospectus; and the Trust Agreement has been duly qualified under the Trust Indenture Act;

(p)

 The common securities of the Trust have been duly authorized by the Trust and are validly issued and (subject to the terms of the Trust Agreement) fully paid undivided beneficial interests in the assets of the Trust and conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus; and at the date hereof, all of the issued and outstanding common securities of the Trust are directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity;

(q)

 The Trust Agreement has been duly executed and delivered by the Administrative Trustees and is a valid and binding obligation of each Administrative Trustee, enforceable against such Administrative Trustee in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

(r)

 The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Information and the Prospectus;

(s)

The Debentures have been duly authorized, executed and delivered by the Company and constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions, and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Debentures conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus;

(t)

 The Guarantee Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Guarantee Trustee, constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Guarantee Agreement conforms in all material respects to the description thereof in the Time of Sale Information and the Prospectus; and the Guarantee Agreement has been duly qualified under the Trust Indenture Act;

(u)

 The Common Stock to be issued and sold by the Company pursuant to the Purchase Contract Agreement has been duly authorized and reserved for issuance by the Company under the Purchase Contract Agreement and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued, fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception); and the issuance of the Common Stock is not and will not be subject to preemptive or other similar rights;

(v)

 The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Purchase Contract Agreement by the other parties thereto, the Purchase Contract Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions;

(w)

 The Company is a bank holding company registered under the Bank Holding Company Act of 1956, as amended; the Company and each of its subsidiaries have conducted their businesses and are in compliance in all material respects with all applicable federal, state and foreign laws, regulations and applicable stock exchange requirements, including, without limitation, all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance which would not be reasonably likely to have a Material Adverse Effect;

(x)

The resale of the Remarketed STACKS and the compliance by the M&I Parties with all of the provisions of this Agreement, the Trust Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture, and the consummation of the transactions herein and therein contemplated will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (i) and (iii) any conflicts, breaches, violations or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the sale of the STACKS or the consummation by the M&I Parties of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture, the Purchase Contract Agreement or the Pledge Agreement or the consummation by the M&I Parties of the transactions contemplated hereby or thereby, except such as have been obtained and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the securities laws of any foreign jurisdiction;

(y)

Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or By-laws or, except as would not be reasonably likely to have a Material Adverse Effect, in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound;

(z)

The statements set forth in the Time of Sale Information and the Prospectus under the captions “Relationship of the SPACES, STACKS and the notes,” “Description of notes,” “Certain United States federal income tax consequences” and “Remarketing” insofar as they purport to describe the provisions of the laws and documents referred to therein, are, in all material respect, accurate, complete and fair;

(aa)

Other than as set forth in the Registration Statement, the Time of Sale Information and the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which individually or in the aggregate is reasonably likely to have a Material Adverse Effect; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(bb)

None of the M&I Parties is and, after giving effect to the Remarketing, will be an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(cc)

Deloitte & Touche LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(dd)

Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Remarketed STACKS;

(ee)

No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under, the Securities Act has indicated to the Company that it is considering (i) the downgrading, suspension or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating assigned to the Company or any securities of the Company, or (ii) any negative change in the outlook for any rating of any of the Company or any securities of the Company;

(ff)

The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.  The Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting;

(gg)

Since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting;

(hh)

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(ii)

Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has violated or is in violation of, in any material respect, any provision of the Foreign Corrupt Practices Act of 1977;

(jj)

The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”)

and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened; and

(kk)

None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or Affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.

M&I Party Covenants.  The M&I Parties agree with the Remarketing Agents and Reset Agents:

(a)

To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the Remarketing Date or such earlier or later time as may be required under the Securities Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the time of delivery of the Remarketed STACKS to the purchasers thereof on the Remarketing Settlement Date which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Debentures, in a form approved by you and to file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Securities Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required in connection with the offering or sale of the Remarketed STACKS; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus in respect of the STACKS, of the suspension of the qualification of the Remarketed STACKS for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)

Promptly from time to time to take such action as you may reasonably request to qualify for the offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Remarketed STACKS, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)

Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the Remarketing Date and from time to time, to furnish the Remarketing Agents with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Remarketed STACKS and if at such time any event shall have occurred as a result of which the Title of Sale Information or the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to the Remarketing Agents and to any dealer in Remarketed STACKS as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case the Remarketing Agents are required to deliver a prospectus (or, in lieu thereof, the notice referred to in Rule 173(a) under the Securities Act) in connection with sales of any of the Remarketed STACKS at any time nine months or more after the time of issue of the Prospectus, upon your request, to prepare and deliver to you as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Securities Act;

(d)

To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Securities Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)

During the period beginning from the date hereof and continuing to and including the Remarketing Settlement Date, not to offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Remarketed STACKS;

(f)

To cancel promptly any Remarketed STACKS purchased by the Company;

(g)

Other than the final term sheet prepared and filed pursuant to Section 3(a) hereof, without the prior consent of the Remarketing Agents, it has not made and will not make any offer relating to the Remarketed STACKS or the Debentures that would constitute a “free writing prospectus” as defined in Rule 405 under the Securities Act and any such free writing prospectus, the use of which has been consented to by the Remarketing Agents (including the final term sheet prepared and filed pursuant to Section 3(a) hereof) is listed on Schedule I hereto;

(h)

It has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending;

(i)

If at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Time of Sale Information or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Remarketing Agents and, if requested by the Remarketing Agents, will prepare and furnish without charge to the Remarketing Agents an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by the Remarketing Agents expressly for use therein.

4.

Costs and Expenses.  The M&I Parties covenant and agree with the Remarketing Agents that the M&I Parties will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the M&I Parties’ counsel and accountants in connection with the registration of the Remarketed STACKS under the Securities Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, the Time of Sale Information and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Remarketing Agents and Reset Agents; (ii) the cost of printing or producing this Agreement, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the Remarketing; (iii) all reasonable expenses in connection with the qualification of the Remarketed STACKS for offering and sale under state securities laws and insurance securities laws as provided in Section 3(b) hereof; (iv) the filing fees in connection with securing any required review by the NASD of the terms of the Remarketing of the Remarketed STACKS; (v) the cost of preparing the Remarketed STACKS; (vi) any fees charged by securities rating services for rating the Remarketed STACKS; (vii) fees, expenses and disbursements of any trustee, any transfer agent or registrar, any agent of or counsel to any of the foregoing, in connection with the Remarketed STACKS and this Agreement; (viii) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the STACKS; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder which are not otherwise specifically provided for in this Section.

It is understood that, except as provided in the next sentence, all costs and expenses incident to the performance of their obligations hereunder, including the fees and disbursements of their counsel, shall be borne by the Remarketing Agents.  If the issuance of the STACKS in the Remarketing provided for herein is not consummated because any condition to the obligations of the Remarketing Agents set forth in Section 6 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Remarketing Agents, the Company will reimburse the Remarketing Agents on demand for all expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed Remarekting.

5.

Certain Agreements of the Remarketing Agents.

Each of the Remarketing Agents, severally and not jointly, hereby represents to the M&I parties and agrees with the M&I Parties:

(a)

It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Schedule I or prepared pursuant to Section 3 above, or (iii) any free writing prospectus prepared by the Remarketing Agents and approved by the Company in advance in writing (each such free writing prospectus referred to in clause (i) or (iii), a “Remarketing Agent Free Writing Prospectus”).

(b)

It has not and will not distribute any Remarketing Agent Free Writing Prospectus referred to in clause (a) (i) in a manner reasonably designed to lead to its broad unrestricted dissemination.

(c)

It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Remarketed STACKS unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that the Remarketing Agents may use a term sheet substantially in the form of Schedule II hereto without the consent of the Company; provided further that if the Remarketing Agents use such term sheet it shall notify the

Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(d)

It will, pursuant to reasonable procedures developed in good faith, retain copies of each free writing prospectus used or referred to by it, in accordance with Rule 433 under the Securities Act.

(e)

It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the period of time after the first date of the public offering of the Remarketed STACKS as in the opinion of counsel for the Remarketing Agents a prospectus relating to the STACKS is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Remarketed STACKS through the Remarketing Agents).

(f)

The M&I Parties will not allow the settlement of the Remarketing and the purchases and sales of the Remarketed STACKS on the Remarketing Settlement Date unless each of the conditions set forth in Section 6 below to be satisfied on or prior to the Remarketing Settlement Date is satisfied or waived by the Remarketing Agents and the Reset Agents.

(g)

Each of the Remarketing Agents, severally and not jointly, represents and agrees that it has not and will not offer, sell, or deliver any of the Debentures, directly or indirectly, or distribute the Prospectus or any other offering material relating to the Debentures, in any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligations on the Company except as set forth herein.

(h)

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Remarketing Agent represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of the Debentures to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Debentures which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of the Debentures to the public in that Relevant Member State at any time:

(i)

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(ii)

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000; and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(iii)

in any other circumstances which do not require the Company to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Debentures to be offered so as to enable a purchaser to decide to purchase or subscribe for the Debentures, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

(i)

Each Remarketing Agent represents and agrees that:

(i)

it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of  section 21 (financial promotion) of the Financial Service and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Debentures in circumstances in which section 21(1) of the FSMA does not apply to such Remarketing Agent or the Company; and

(ii)

it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Debentures in, from, or otherwise involving the United Kingdom.

6.

Conditions to Remarketing Agents’ and Reset Agents’ Obligations.  The respective obligations of the Remarketing Agents and Reset Agents hereunder shall be subject, in the discretion of the Remarketing Agents, to the condition that all representations and warranties and other statements by the Company herein are, and as of the Remarketing Date and the Remarketing Settlement Date will be, true and correct, and to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)

The Prospectus as amended or supplemented in relation to the Remarketed STACKS shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 3(a) hereof; the final term sheet contemplated by Section 3(a) hereof, and any other material required to be filed by the Company pursuant to Rule 433 under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with;

(b)

Mayer, Brown, Rowe & Maw LLP, counsel for the Remarketing Agents and the Reset Agents, shall have furnished to the Remarketing Agents and the Reset Agents such written opinions and letter, dated the Remarketing Settlement Date, with respect to the Registration Statement, the Time of Sale Information and the Prospectus, and such other related matters as the Remarketing Agents may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)

Godfrey & Kahn S.C , counsel for the Company, shall have furnished to the Remarketing Agents and the Reset Agents their written opinion, dated the Remarketing Settlement Date, in form and substance satisfactory to the Remarketing Agents and the Reset Agents, to the effect that:

(i)

The Company has been duly incorporated and is validly existing as a corporation in good standing (meaning it has filed its most recent annual report, paid any applicable state taxes and fees, and has not filed articles of dissolution) under the laws of the State of Wisconsin, with power and authority (corporate and other) to own its properties and conduct its business as described in the Time of Sale Information and the Prospectus;

(ii)

All of the shares of capital stock of the Company issued on or after January 1, 1991 and still outstanding have been duly and validly authorized and are fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception);

(iii)

The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a Material Adverse Effect;

(iv)

Each Significant Subsidiary is validly existing in good standing under the laws of its jurisdiction of organization; all of the issued shares of capital stock of each Significant Subsidiary are owned of record directly or indirectly by the Company, free and clear of any perfected security interests and, to the knowledge of such counsel, any other liens, encumbrances, equities or claims, except for those arising in connection with the separation transaction described in the Prospectus, and related transactions;

(v)

To such counsel’s knowledge and other than as set forth in the Time of Sale Information and the Prospectus, (1) there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is subject, which, is reasonably expected to, individually or in the aggregate, have a Material Adverse Effect and (2) no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(vi)

This Agreement has been duly authorized, executed and delivered by the Company; and this Agreement has been duly executed and delivered by the Administrative Trustee on behalf of the Trust;

(vii)

The Remarketed STACKS have been duly authorized, executed and delivered by the Administrative Trustee on behalf of the Trust; the Remarketed STACKS constitute the valid and binding obligations of the Trust, enforceable against the Trust in accordance with their terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions; the Remarketed STACKS conform in all material respects to the description thereof in the Time of Sale Information and the Prospectus;

(viii)

The Trust Agreement has been duly authorized, executed and delivered by the Company; the Trust Agreement conforms in all material respects to the description thereof in the Time of Sale Information and the Prospectus; assuming that each of the Administrative Trustees is a Wisconsin resident who executed and delivered the Trust Agreement within the State of Wisconsin, the Trust Agreement has been duly executed and delivered by the Administrative Trustees; and the Trust Agreement has been duly qualified under the Trust Indenture Act;

(ix)

The Indenture has been duly authorized, executed and delivered by the Company; the Indenture has been duly qualified under the Trust Indenture Act; the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; and the Indenture conforms in all material respects to the description thereof contained in the Prospectus;

(x)

The Debentures have been duly authorized, executed and delivered by the Company; the Debentures constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except to the extent that the enforcement thereof may be limited by the Bankruptcy Exceptions, the Debt Securities are in the form contemplated by, and are entitled to the benefits of, the Indenture; and the Debentures conform in all material respects to the description thereof contained in the Time of Sale Information and the Prospectus;

(xi)

The Guarantee Agreement has been duly authorized, executed and delivered by the Company; the Guarantee Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions; the Guarantee Agreement has been duly qualified under the Trust Indenture Act; and the Guarantee Agreement conforms in all material respects to the description thereof in the Time of Sale Information and the Prospectus;

(xii)

The Common Stock to be issued and sold by the Company under the Purchase Contracts pursuant to the Purchase Contract Agreement has been duly authorized for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable (except to the extent provided in the Wisconsin Law Exception); and the issuance of the Common Stock is not subject to preemptive or other similar rights under the Wisconsin Business Corporation Law, the articles of incorporation or bylaws of the Company or any contract or agreement known by such counsel to which the Company or any of its subsidiaries is a party;

(xiii)

The Purchase Contract Agreement has been duly authorized, executed and delivered by the Company; the Purchase Contract Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by the Bankruptcy Exceptions;

(xiv)

The resale of the Remarketed STACKS and the compliance by the M&I Parties with all of the provisions of this Agreement, the Trust Agreement, the Purchase Contract Agreement, the Pledge Agreement and the Indenture and the consummation of the transactions therein contemplated do not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor does any such action result in any violation of the provisions of the Amended and Restated Articles of Incorporation of the Company or any Significant Subsidiary or the By-Laws, as amended, of the Company or any Significant Subsidiary or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties;

(xv)

No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the sale of the STACKS or the consummation by the M&I Parties of the transactions contemplated by this Agreement, the Trust Agreement, the Indenture, the Purchase Contract Agreement or the Pledge Agreement or the consummation by the M&I Parties of the transactions contemplated hereby, except such as have been obtained and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or the securities laws of any foreign jurisdiction;

(xvi)

To the knowledge of such counsel, neither the Company nor any of its subsidiaries is (1) in violation of its Articles of Incorporation or By-laws or (2) in default in the performance or observation of any obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, which default is reasonably expected to have a Material Adverse Effect;

(xvii)

The statements set forth in the Time of Sale Information and the Prospectus under the captions “Relationship of the SPACES, STACKS and the notes” and “Description of notes,” insofar as they purport to constitute a summary of the terms of the STACKS and the Debentures and under the caption “Remarketing”, insofar as they purport to describe the provisions of the documents referred to therein, fairly describe, in all material respects, such provisions;

(xviii)

None of the M&I Parties is an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act;

(xix)

The documents incorporated by reference in the Registration Statement and the Prospectus (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(xx)

The Registration Statement and the Prospectus as amended and supplemented and any further amendments and supplements thereto made by the M&I Parties prior to the date of such opinion (other than the financial statements, schedules, loan performance data, capital ratios and other financial data therein or excluded therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder; and they do not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required; and

(xxi)

Post-effective No. 1 to the Registration Statement was declared effective under the Securities Act on September 26, 2005, the Prospectus was filed with the Commission pursuant to Rule 424(b) under the Act on August__, 2007 and, to the knowledge of such counsel, (1) no order suspending the effectiveness of the Registration Statement has been issued and (2) no proceeding for that purpose is pending or threatened.

In addition, such opinion shall state that such counsel has participated in conferences with officers and other representatives of the M&I Parties at which the contents of the Registration Statement, the Prospectus and the Time of Sale Information and related matters were discussed and, although such counsel need not pass upon or assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Time of Sale Information (except as specifically stated in such opinion) and need not make any independent check or verification thereof, on the basis of the foregoing, no facts have come to the attention of such counsel which have led such counsel to believe that (i) any part of the Registration Statement or any further amendment thereto made by the Company prior to the delivery of the Remarketed STACKS on the Remarketing Settlement Date the Registration Statement, when such part or amendment became effective, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the time of delivery of the Remarketed STACKS on the Remarketing Settlement Date, contained or contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) that the Time of Sale Information, as of the Time of Sale, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion as to the financial statements, schedules, loan performance data, pro forma financial information, capital ratios and other financial data included in or excluded from the Registration Statement, the Prospectus or the Time of Sale Information.

Such counsel may also state in such opinion that (i) whenever such counsel indicates that the opinion is with respect to matters within the “knowledge of” or “known by” such counsel, such knowledge means the representations and warranties of the M&I Parties contained in this Agreement and in the documents delivered by the M&I Parties pursuant to this Agreement, inquiries of an appropriate officer of the M&I Parties whom such counsel has determined is likely to have personal knowledge of the matters covered by the opinion, and the current conscious awareness of facts of the attorneys currently practicing law with such firm who had involvement in the transaction or such other attorneys presently in the firm whom such counsel has determined are likely, in the course of representing the Company, to have knowledge of the matters covered by the opinion, and that (ii) such opinion is limited to the laws of the United States and the State of Wisconsin.

With respect to any opinions above relating to the enforceability of certain agreements and instruments governed by New York law, such counsel may state that it has relied upon the opinion of Mayer, Brown, Rowe & Maw LLP as to matters of New York law.

(d)

Richards, Layton & Finger, P.A. Delaware Counsel for the M&I Parties shall have furnished you their written opinion, dated the Remarketing Settlement Date, in form and substance satisfactory to you that:

(i)

The Trust has been duly formed and is validly existing and in good standing under the Delaware Statutory Trust Act;

(ii)

The Trust has all necessary trust power and authority to conduct its business as described in the Time of Sale Information and the Prospectus;

(iii)

The provisions of the Trust Agreement, including the terms of the STACKS, are permitted under the Delaware Statutory Trust Act;

(iv)

This Agreement has been duly authorized by the Trust;

(v)

The Trust Agreement is a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by the Bankruptcy Exceptions;

(vi)

The Remarketed STACKS have been duly authorized by the Trust and are validly issued and are (subject to the terms of the Trust Agreement) fully paid and non assessable undivided beneficial interests in the Trust, entitled to the benefits of the Trust Agreement;

(e)

Mayer, Brown, Rowe & Maw LLP, special tax counsel to the M&I Parties shall have furnished you their written opinion, dated such Remarketing Settlement Date in form and substance satisfactory to you that the statements set forth in the Time of Sale Information and the Prospectus under the caption “Certain United States Federal Income Tax Consequences” contain the relevant and material provisions of present United States tax law applicable to the Debentures and the statements thereunder are true and correct (subject to the qualifications and assumptions set forth in such discussion) as of the Remarketing Settlement Date.

(f)

On the Remarketing Date and also on the Remarketing Settlement Date, Deloitte & Touche LLP shall have furnished to the Remarketing Agents and Reset Agents a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Remarketing Agents and the Reset Agents, containing statements and information of the type ordinarily included in accountants “comfort letters”;

(g)

(i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and (ii) since the respective dates as of which information is given in the Time of Sale Information there shall not have been any change in the consolidated capital stock, consolidated long-term debt or consolidated shareholders’ equity of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Time of Sale Information and the Prospectus, the effect of which, in any such case described in clause (i) or (ii) is in the judgment of the Remarketing Agents and the Reset Agents so material and adverse as to make it impracticable or inadvisable to proceed with the offer, sale or delivery of the Remarketed STACKS on the terms and in the manner contemplated in this Agreement and the Time of Sale Information;

(h)

On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York or Wisconsin authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Remarketing Agents makes it impracticable or inadvisable to proceed with the offering, sale or the delivery of the STACKS on the terms and in the manner contemplated in this Agreement and in the Time of Sale Information;

(i)

On or after the date hereof, no downgrading shall have occurred in the rating accorded to the Remarketed STACKS or any other debt securities issued or guaranteed by the Company by any “nationally recognized statistical rating organization” and no such rating organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Remarketed STACKS or of any other debt securities issued or guaranteed by the Company, other than an announcement with positive implications of a possible upgrading or an announcement to the effect that any such rating is “stable”;

(j)

The Company shall have complied with the provisions of Section 3(a) hereof with respect to the filing of the Prospectus and shall have filed the Preliminary Prospectus on the date required under the Securities Act and the rules thereunder;

(k)

No injunction, judgment, order, decree or other legal or governmental action prohibiting the consummation of the transactions contemplated hereby shall have been issued and remain in effect or shall have been publicly announced by any court or announced, or threatened in writing, by a regulatory agency or other governmental body; and

(l)

The Company shall have furnished or caused to be furnished to the Remarketing Agents and Reset Agents on the Remarketing Settlement Date certificates of officers of the Company satisfactory to the Remarketing Agents as to the accuracy of the representations and warranties of the Company herein at such Remarketing Settlement Date, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Remarketing Settlement Date, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as the Remarketing Agents may reasonably request.

7.

Indemnification.  (a) The M&I Parties will jointly and severally indemnify and hold harmless each of the Remarketing Agents and the Reset Agents against any losses, claims, damages or liabilities, joint or several, to which such Remarketing Agent or Reset Agent may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) the failure to have an effective Registration Statement relating to the Remarketed STACKS or (ii) an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Preliminary Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer free writing information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Remarketing of the Remarketed STACKS or the establishment of the Reset Rate, as the case may be, or the engagement of such Remarketing Agent or Reset Agent pursuant to, or the performance by such Remarketing Agent or Reset Agent of its services contemplated by, this Agreement, and will reimburse each Remarketing Agent and Reset Agent for any out-of-pocket costs and expenses (including reasonable fees and expenses of counsel) reasonably incurred by such Remarketing Agent or Reset Agent, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the M&I Parties shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Preliminary Pricing Prospectus or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Remarketing Agent or Reset Agent, as the case may be, expressly for use therein; provided, further, that the Company shall not be liable under clause (iii) to the extent that such liability is found in a final judgment by a court of competent jurisdiction to have resulted from gross negligence, bad faith or willful misconduct on the part of such Remarketing Agent or Reset Agent.

(b)

Each Remarketing Agent and Reset Agent will, severally and not jointly, indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Preliminary Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing

Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Preliminary Prospectus, the Registration Statement, the Basic Prospectus, the Preliminary Pricing Prospectus or the Prospectus or any such amendment or supplement, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Remarketing Agent or Reset Agent, as the case may be, expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but (i) the omission so to notify the indemnifying party will not relieve it from any liability which it may have hereunder unless and to the extent the indemnifying party did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation except as set forth below; provided that  that the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party and representation of the indemnified party by counsel chosen by the indemnifying party would be inappropriate due to actual or potential differing interests among the parties represented by such counsel, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood that the indemnifying party shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to any local counsel) for all indemnified parties unless the indemnifying party authorized the hiring of additional separate counsel, in which case the indemnified parties shall be represented by separate counsel and the indemnifying party shall bear the reasonable fees, costs and expenses of each such separate counsel.

(d)

An indemnifying party shall not be liable for any settlement of any claim or proceeding effected without its written consent, which consent shall not be unreasonably withheld. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party (or such other release of the indemnified party as shall be satisfactory to the indemnified party) from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)

If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the M&I Parties on the one hand and the Remarketing Agents and Reset Agents on the other from the Remarketing of the STACKS. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the M&I Parties on the one hand and the Remarketing Agents and Reset Agents on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the M&I Parties on the one hand and the Remarketing Agents and Reset Agents on the other hand shall be deemed to be in the same proportion as the total net proceeds from the Remarketing (before deducting expenses) that are expected to be received by the M&I Parties on the Stock Purchase Date, bear to the aggregate fees received by the Remarketing Agents with respect to the Remarketing. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the M&I Parties on the one hand or the Remarketing Agents and Reset Agents on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Remarketing Agents and Reset Agents agree that it would not be just and equitable if contributions pursuant to this subsection (e) were determined by pro rata allocation (even if the Remarketing Agents and Reset Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), neither the Remarketing Agents nor the Reset Agents shall be required to contribute any amount in excess of the amount by which its aggregate fee in connection with the Remarketing exceeds the amount of any damages which the Remarketing Agents or Reset Agents has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Remarketing Agents’ and Reset Agents’ obligations in this subsection (e) to contribute are several and not joint.

(f)

The obligations of the M&I Parties under this Section 7 shall be in addition to any liability which the M&I Parties may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls a Remarketing Agent or Reset Agent within the meaning of the Securities Act and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the M&I Parties, the Remarketing Agents and the Reset Agents; and the obligations of the Remarketing Agents and Reset Agents under this Section 7 shall be in addition to any liability which the Remarketing Agents or Reset Agents, as the case may be, may otherwise have and shall extend, upon the same terms and conditions, to each officer, director or trustee of the M&I Parties (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the M&I Parties) and to each person, if any, who controls a M&I Party within the meaning of the Securities Act.

8.

Further Liability.  If this Agreement shall be terminated by a Remarketing Agent or Reset Agent pursuant to Section 10(a), the M&I Parties shall then be under no liability to such Remarketing Agent or Reset Agent except as provided in Sections 4, 7 and 10 hereof; but, if this Agreement is terminated by a Remarketing Agent or a Reset Agent because of any failure or refusal on the part of one of the M&I Parties to comply with the terms or to fulfill any of the conditions of this Agreement, the M&I Parties will reimburse such Remarketing Agent or Reset Agent for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by such Remarketing Agent or Reset Agent in making preparations for the Remarketing of the STACKS not so remarketed, but the M&I Parties shall then be under no further liability to such Remarketing Agent or Reset Agent in respect of the STACKS not so remarketed except as provided in Sections 4, 7 and 10 hereof.

9.

Dealing in the Remarketed STACKS.  Each of the Remarketing Agents and the Reset Agents, when acting hereunder, or when acting in its individual or any other capacity, may, to, the extent permitted by law, buy, sell, hold or deal in any of the Remarketed STACKS. Each of the Remarketing Agents and the Reset Agents may exercise any vote or join in any action which any beneficial owner of Remarketed STACKS may be entitled to exercise or take pursuant to the Trust Agreement with like effect as if it did not act in any capacity hereunder. Each of the Remarketing Agents and the Reset Agents, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Company as freely as if it did not act in any capacity hereunder.

10.

Resignation and Removal.  (a)  Any Remarketing Agent or Reset Agent may resign and be discharged from its duties and obligations hereunder, and the M&I Parties may remove a Remarketing Agent or Reset Agent, by giving five (5) Business Days’ prior written notice, in the case of a resignation, to the M&I Parties and the Purchase Contract Agent and, in the case of a removal, to the removed Remarketing Agent or Reset Agent; provided, however, that no such resignation nor any such removal shall become effective if such Remarketing Agent or Reset Agent shall be the sole Remarketing Agent or Reset Agent until the Company shall have appointed at least one nationally recognized broker-dealer as successor Remarketing Agent and such successor Remarketing Agent shall have entered into a remarketing agreement with the M&I Parties, in which it shall have agreed to conduct the Remarketing in accordance with the Remarketing Procedures in all material respects. In any such case, the M&I Parties will use their reasonable efforts to appoint a successor Remarketing Agent and enter into such a remarketing agreement with such person as soon as reasonably practicable.

(b)

The provisions of this Section 10 shall survive the resignation or removal of any Remarketing Agent or Reset Agent pursuant to this Remarketing Agreement.

11.

Termination of Remarketing Agreement.  This Agreement shall terminate as to a Remarketing Agent or Reset Agent that is replaced on the effective date of the resignation or removal of the Remarketing Agent or Reset Agent pursuant to Section 10. In addition, the obligations of such Remarketing Agent or Reset Agent may be terminated by it by notice given to the M&I Parties prior to 10:00 A.M., New York City time on the Remarketing Settlement Date if, prior to that time, any of the conditions precedent to the obligations of the Remarketing Agents and the Reset Agents described in Section 6 hereof shall have failed to occur.

12.

Survival.  Notwithstanding any termination pursuant to Section 10 or 11 hereof, the obligations set forth in Section 4 hereof shall survive and remain in full force and effect until all amounts payable under Section 4 shall have been paid in full. In addition, a former Remarketing Agent and Reset Agent shall be entitled to the rights and benefits under Section 7 of this Agreement notwithstanding the replacement of such Remarketing Agent or Reset Agent. The respective indemnities, agreements, representations, warranties and other statements of the M&I Parties, the Remarketing Agent or Reset Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Remarketing Agent or Reset Agent, or any controlling person of the Remarketing Agent, Reset Agent or the M&I Parties, or any officer or director or controlling person of any of the M&I Parties, and shall survive the Remarketing.

13.

Remarketing Agents’ and Reset Agents’ Performance; Duty of Care.  (a) The duties and obligations of the Remarketing Agents and the Reset Agents shall be determined solely by the express provisions of this Agreement. No implied covenants or obligations of or against the Remarketing Agents or the Reset Agents shall be read into this Agreement, the Stock Purchase Agreement, the Trust Agreement or the Indenture in the absence of bad faith on the part of the Remarketing Agents or the Reset Agents, as the case may be, the Remarketing Agents or Reset Agents may conclusively rely upon any document furnished to them which purports to conform to the requirements of, or any information supplied to it by any of the M&I Parties pursuant to, this Agreement, the Purchase Contract Agreement, the Trust Agreement or the STACKS as to the truth of the statements expressed in any such documents. Each of the Remarketing Agents and the Reset Agents shall be protected in acting upon any document or communication reasonably believed by it to be signed, presented or made by the proper party or parties. The Remarketing Agents and the Reset Agents shall not be liable to any person for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Remarketing Agents or Reset Agents, as the case may be, have been advised of the likelihood of such loss or damage and regardless of the form of action, except if such liability is judicially determined to have resulted from the gross negligence, bad faith or willful misconduct on its part.

(b)

Neither the Remarketing Agents nor the Reset Agents shall have any obligation to determine whether there is any limitation under applicable law on the Reset Rate on the STACKS or, if there is any such limitation, the maximum permissible Reset Rate on the STACKS, and they shall rely solely upon written notice from the M&I Parties (which the M&I Parties agrees to provide on or prior to the Business Day before the Remarketing Settlement Date) as to whether or not there is any such limitation and, if so, the maximum permissible Reset Rate. The Reset Agent shall not be liable for any error resulting from the use of or reliance on a source of information in good faith to make any determination, calculation or declaration hereunder. In acting under this Agreement and in connection with the STACKS, the Remarketing Agents and the Reset Agents are acting solely as agents of the M&I Parties, do not assume any obligations to, or relationship of agency or trust for or with, any of the owners or holders of the STACKS and neither of the Remarketing Agents nor the Reset Agents, acting under this Agreement, shall incur any liability (whether direct or indirect, in contract or tort or otherwise) to the M&I Parties or its respective security holders or creditors or to any beneficial owner or holder of Remarketed STACKS in its individual capacity or as Remarketing Agent or Reset Agent, as the case may be, relating to or arising out of the engagement of the Remarketing Agents or Reset Agents pursuant to, or the performance by the Remarketing Agents or Reset Agents of their respective services contemplated by, this Agreement or for any action or failure to act in connection with the Remarketing or otherwise, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct on the part of such Remarketing Agent or Reset Agent, as the case may be. The Remarketing Agents and Reset Agents may, upon obtaining the prior written consent of the M&I Parties, perform any duties hereunder through agents or attorneys, and the Remarketing Agents and Reset Agents shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care and in the absence of bad faith, gross negligence or willful misconduct by it hereunder. Any determination made by the Remarketing Agents or the Reset Agents in accordance with the terms of this Agreement and the STACKS and in the absence of bad faith, gross negligence or willful misconduct shall be conclusive and binding upon the Remarketing Agents, the Reset Agents, the M&I Parties, the Property Trustee and the owners of the STACKS, absent manifest error. The provisions of this Section 13 shall survive any termination of this Agreement and shall also continue to apply to every Remarketing Agent and Reset Agent notwithstanding their resignation or removal.

(c)

The M&I Parties acknowledge and agree that (i) the relationships between the M&I Parties and the Remarketing Agents and Reset Agents are an arm’s-length commercial transaction between the M&I Parties and each of the Remarketing Agents and Reset Agents, (ii) neither the Remarketing Agents nor the Reset Agents has assumed an advisory or fiduciary responsibility in favor of the M&I Parties with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Remarketing Agents or Reset Agents have advised or is currently advising the M&I Parties on other matters) or any other obligation to the

M&I Parties except the obligations expressly set forth in this Agreement; and (iii) the M&I Parties have consulted their own legal and financial advisors to the extent they deemed appropriate. The M&I Parties agree that they will not claim that either the Remarketing Agents or the Reset Agents has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the M&I Parties, in connection with such offering and sale of the STACKS or the process leading thereto.

(d)

If at any time during the term of this Agreement, any Event of Default under the Trust Agreement or any event that with the passage of time or the giving of notice or both would become on Event of Default under the Trust Agreement has occurred and is continuing under the Trust Agreement, then the obligations and duties of the Remarketing Agents and Reset Agents under this Agreement shall be suspended until such default or event has been cured. The M&I Parties will cause the Property Trustee to give the Remarketing Agents and Reset Agents notice of all such defaults and events of which such trustee is aware.

14.

Miscellaneous.

(a)

Except as otherwise stated herein, all statements, requests, notices and agreements hereunder shall be in writing and, if to the Remarketing Agents, shall be delivered or sent by mail or facsimile transmission to the Remarketing Agents as follows: (i) J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Facsimile: (212) 834-6081 Attn: Investment Grade Syndicate Desk; Merrill Lynch, Pierce, Fenner & Smith Incorporated, 4 World Financial Center, New York, New York 10080, attention of Debt Capital Markets, Facsimile (212) 449-6700; and if to the M&I Parties shall be delivered or sent by mail or facsimile transmission to Marshall & Ilsley Corporation, 770 North Water Street, Milwaukee, Wisconsin 53202, facsimile (414) 765-7801, Attention: General Counsel.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

(b)

This Agreement shall be binding upon, and inure solely to the benefit of, the Remarketing Agents, the Reset Agents and the M&I Parties and to the extent provided in Sections 7 and 12 hereof, the officers and directors of the M&I Parties and each person who controls any of the M&I Parties or the Remarketing Agents or the Reset Agents, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the STACKS from the Remarketing Agents shall be deemed a successor or assign by reason merely of such purchase.

(c)

Time shall be of the essence of this Agreement.

(d)

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

(e)

The parties hereby submit to the nonexclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(f)

This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

(g)

The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(h)

This Agreement shall supersede in all respects the engagement letter, dated July 11, 2007, between the Company and the Remarketing Agents..

If the foregoing correctly sets forth the agreement among the M&I Parties, the Remarketing Agents and the Reset Agents, please indicate your acceptance in the space provided for that purpose below

Very truly yours,

MARSHALL & ILSLEY CORPORATION

By:/s/ Michael J. Burke

      Name: Michael J. Burke

      Title: Vice President

M&I CAPITAL TRUST B

By:/s/ Michael J. Burke

      Name: Michael J. Burke

      Title:   As attorney-in-fact for Randall J.

                      Erickson, Administrative Trustee

Accepted:

J.P. MORGAN SECURITIES INC.,
as Remarketing Agent and Reset Agent

By:/s/ Robert Bottamedi

      Name:  Robert Bottamedi

      Title:    Vice President

MERRILL LYNCH, PIERCE, FENNER & SMITH

                                INCORPORATED,

as Remarketing Agent and Reset Agent

By:/s/ Michael J. Clarke

      Name:  Michael J. Clarke

      Title:    Director

SCHEDULE I

Pricing Term Sheet

SCHEDULE II

5.626% Senior Notes due 2009

of Marshall & Ilsley Corporation

Pricing Term Sheet

Issuer:	Marshall & Ilsley Corporation
Size:	$398,575,000
Maturity:	August 17, 2009
Coupon:	5.626%
Price:	100.20% of face amount
Yield to maturity:	5.519%
[Spread to Benchmark Treasury:	+110-1/2 bps
[Benchmark Treasury:]	4.625 due July 31, 2009
[Benchmark Treasury [Price] and Yield:	100-12+; 4.414%
Interest Payment Dates:	February 15 and August 15, commencing February 15, 2008
Redemption Provisions:	Not redeemable prior to maturity
Settlement:	T+3: August 15, 2007
[CUSIP:	571834 AF 7
[Ratings:	A1/A/A+
Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.  Alternatively, the issuer or either of the remarketing agents will arrange to send you the prospectus if you request it by calling J.P. Morgan Securities Inc. at (212) 834-4533 or Merrill Lynch & Co. at (866) 500-5408.